Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seamus Grady, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended September 27, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ SEAMUS GRADY
Date: November 5, 2019	Name:	Seamus Grady
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Toh-Seng Ng, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended September 27, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ TOH-SENG NG
Date: November 5, 2019	Name:	Toh-Seng Ng
	Title:	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)